As filed with the Securities and Exchange Commission on March 14, 2000
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                  EAGLE BANCORP
             (Exact Name of Registrant as Specified in Its Charter)

               FEDERAL                              81-0531318
       (State of Incorporation)          (I.R.S. Employer Identification No.)

                              1400 Prospect Avenue
                              Helena, Montana 59601
                                 (406) 442-3080
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                          AMERICAN FEDERAL SAVINGS BANK
                      RESTATED PROFIT SHARING PLAN & TRUST
                            (Full Title of the Plan)

                                  Larry Dreyer
                      President and Chief Executive Officer
                          American Federal Savings Bank
                              1400 Prospect Avenue
                              Helena, Montana 59601
                                 (406) 442-3080

            (Name, Address, Including Zip Code, and Telephone Number
                   Including Area Code, of Agent for Service)
                                 ---------------

                                   Copies to:

                            Raymond J. Gustini, Esq.
                                Nixon Peabody LLP
                        1255 23rd Street, N.W., Suite 800
                             Washington, D.C. 20037
                              Tel.: (202) 973-7700
                               Fax: (202) 973-7750

                                 --------------


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                                 Proposed              Proposed
Title of                     Amount              Maximum               Maximum                 Amount of
Securities To                To Be               Offering Price        Aggregate               Registration
Be Registered                Registered          Per Share             Offering Price          Fee
-------------------------------------------------------------------------------------------------------------
Common Stock,                597,125(1)          $8.00(2)              $4,777,000(2)             $1,410(2)
par value $0.01 per
share
-------------------------------------------------------------------------------------------------------------
Interests in Plan(3)                N/A             N/A                        N/A                   N/A

-------------------------------------------------------------------------------------------------------------

(1) Estimated maximum aggregate number shares of Eagle Bancorp common stock that could be purchased under the American Federal Savings Bank Restated Profit Sharing Plan & Trust (the "Plan") during the next 36 months.

 (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, pursuant to which shares of common stock of Eagle Bancorp are deemed to be offered at $8 per share, the price at which the shares of Eagle Bancorp common stock are being offered to the public pursuant to Registration Statement on Form SB-2, as amended (Registration Statement No. 333-93077).

 (3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interest to be offered pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for Plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing information required by Part I of Form S-8 will be sent or given to employees eligible to participate in the American Federal Savings Bank Restated Profit Sharing Plan & Trust ("Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933. Those documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Eagle Bancorp (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement and the prospectus to which this Registration Statement relates, which prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

          1. The prospectus dated February 11, 2000, (Registration Statement No. 333-93077) filed with the Commission pursuant to Rule 424(b).

          2. The description of the Registrant's common stock, contained in the Registrant's Registration Statement on Form 8-A, dated February 24, 2000 (Registration Statement No. 000-29687).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters any unsold securities, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Company will provide without charge to each person to whom a prospectus relating to this registration statement is delivered, at the written or oral request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents unless such exhibits are specifically incorporated therein by reference into such documents). All requests for such copies should be directed to: Secretary, American Federal Savings Bank, 1400 Prospect Avenue, Helena, Montana 59601,
(406) 442-3080.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Federal regulations define areas for indemnity coverage, as follows:

          (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the Company shall be indemnified by the Company for:

               (i) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action.

               (ii) Any amount for which such person becomes liable by reason of any judgment in such action;

               (iii)Reasonable   costs  and   expenses,   including   reasonable
                    attorney's fees, actually paid or incurred in any action to enforce his rights under this section if the person attains a final judgment in favor of such person in such enforcement action.

          (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

               (i) The Company shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

               (ii) The  Company  shall  make the  indemnification  provided  by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of his duty, only if a majority of the directors of the Company determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was in the best interest of the Company or its stockholders.

          (c)  As used in this paragraph

               (i)  "Action"  means  any  action,  suit  or  other  judicial  or
                    administrative  proceeding,  or  otherwise,   including  any
                    appeal or other proceeding for review;

               (ii) "Court" includes,  without limitation, any court to which or in which any appeal or any proceeding for review is brought;

               (iii)"Final  Judgment" means a judgment,  decree,  or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

               (iv) "Settlement"  includes the entry of a judgment by consent or
                    by   confession  or  upon  a  plea  of  guilty  or  of  nolo
                    contendere.

         The Company currently maintains a director and officer liability insurance policy providing for the insurance of directors and officers against liability incurred in connection with performance of their duties as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

     4.1 Charter of the Company, filed as Exhibit 3.1 to Registration Statement on Form SB-2 (Registration Statement No. 333-93077), dated December 20, 1999, is hereby incorporated by reference.

     4.2 Bylaws of the Company filed as Exhibit 3.2 to Registration Statement on Form SB-2 (Registration Statement No. 333-93077), dated December 20, 1999, is hereby incorporated by reference.

     5.   Opinion  and  Consent of Nixon  Peabody  LLP filed as  Exhibit  5.1 to
          Registration Statement on Form SB-2 (Registration Statement No. 333-93077), dated December 20, 1999, is hereby incorporated by reference.

     23.1 Consent of Nixon Peabody LLP (see Exhibit 5)

     23.2 Consent of Moss Adams LLP

     23.3 Consent of Anderson ZurMuehlen & Co., P.C.

ITEM 9. UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1)  To file,  during  any  period  in which  offers or sales are
                    being  made  of  the   securities   registered   hereby,   a
                    post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b). If, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the calculation of registration fee table in the effective Registration Statement; and

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3, or Rule 14c-3, under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to, each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of S-8 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized in Helena, Montana on the 13 day of March, 2000.

                                  EAGLE BANCORP


                                  By:  /s/
                                       -------------------------------------
                                       Larry A. Dreyer
                                       President and Chief Executive Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       Signatures                     Title                         Date
       ----------                     -----                         ----

/s/                           President, Chief Executive       March 13, 2000
------------------------      Officer and Director
Larry A. Dreyer

/s/                           Senior Vice President            March 13, 2000
------------------------      And Treausrer
Peter J. Johnson

         *                    Chairman                         March 13, 2000
------------------------
Robert L. Pennington

                              Vice Chairman                    March 13, 2000
------------------------
Charles G. Jacoby

         *                    Director                         March 13, 2000
------------------------
Don O. Campbell

         *                    Director                         March 13, 2000
------------------------
Teresa Hartzog

         *                    Director                         March 13, 2000
------------------------
James Maierle

         *                    Director                         March 13, 2000
------------------------
Thomas P. McCarvel

/s/
------------------------

* Larry A. Dreyer, as
  attorney-in-fact pursuant
  to power of attorney filed
  December 20, 1999

         Pursuant to the requirements of the Securities Act of 1993, the Trustees (or other persons who administer the employee benefit plan) duly cause this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Helena, State of Montana, on March 13, 2000.


                                  AMERICAN FEDERAL SAVINGS BANK
                                  PROFIT SHARING PLAN & TRUST

                                  By:    /s/
                                         -----------------------------
                                         Larry A. Dreyer
                                         Trustee

                                  EXHIBIT INDEX


ITEM 8. EXHIBITS.

     4.1 Charter of the Company, filed as Exhibit 3.1 to Registration Statement on Form SB-2 (Registration Statement No. 333-93077), dated December 20, 1999, is hereby incorporated by reference.

     4.2 Bylaws of the Company filed as Exhibit 3.2 to Registration Statement on Form SB-2 (Registration Statement No. 333-93077), dated December 20, 1999, is hereby incorporated by reference.

     5.   Opinion  and  Consent of Nixon  Peabody  LLP filed as  Exhibit  5.1 to
          Registration Statement on Form SB-2 (Registration Statement No. 333-93077), dated December 20, 1999, is hereby incorporated by reference.

     23.1 Consent of Nixon Peabody LLP (see Exhibit 5)

     23.2 Consent of Moss Adams LLP

     23.3 Consent of Anderson ZurMuehlen & Co., P.C.